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                                                                    Exhibit 24.3

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby constitutes and appoints Kenneth McBride, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Annual Reports on Form 10-K, for the year ended December 31, 2002, of Stamps.com Inc., a Delaware corporation, under the Securities Exchange Act of 1934, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                                Signature: /s/ LLOYD I. MILLER
                                                Print: Lloyd I. Miller